Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314
Executive Vice President & CFO
wmccalmont@acecashexpress.com

ACE CASH EXPRESS REPORTS RECORD
FISCAL 2005 SECOND QUARTER NET INCOME AND EPS
Total Store Network Grows 10% in Last 12 Months

     DALLAS (January 20, 2005)—ACE Cash Express, Inc. (NASDAQ:AACE) announced diluted earnings per share of $0.42 for its fiscal 2005 second quarter ended December 31, 2004, a 24 percent increase over its diluted earnings per share of $0.34 in the second quarter of fiscal 2004. Net income of $5.8 million in the second quarter of fiscal 2005 increased 57 percent from $3.7 million in the second quarter of fiscal 2004.

     During the second quarter of fiscal 2005, ACE’s total revenue increased 9 percent to $64.7 million versus $59.2 million in the prior year period. This increase is primarily due to a 20 percent increase in loan fees and interest and a 19 percent increase in bill payment services.

     “ACE’s second quarter financial performance was excellent and is representative of our ability to continue to meet the needs of our customers and the large under-banked consumer marketplace,” said Jay B. Shipowitz, President and CEO. “Over 10 million customers visited our stores seeking our diversified financial service offerings. We continue to generate strong comparable sales growth driven by loan fees, which increased 14 percent and bill payment services, which rose 16 percent, during the second quarter.”

     Among the Company’s accomplishments during the second quarter of fiscal 2005 were:

•	The total ACE store network, including franchised stores, had a record 10 million customer visits and processed approximately $2.4 billion in transactions.

•	Comparable store sales increased 4.8 percent compared to the second quarter of fiscal 2004.

•	Gross margin improved to 34.4 percent, a record for any second quarter, from 32.7 percent for the second quarter of fiscal 2004.

•	ACE company-owned stores cashed 3.4 million checks, resulting in check-cashing fees of $29.2 million, a 2 percent increase from $28.8 million in the second quarter of fiscal 2004.

•	Loan fees and interest in company-owned stores increased 20 percent, to $24.5 million from $20.4 million in the prior year period and ACE processed over 578,000 loan transactions.

•	Bill-payment revenue increased 19 percent, to $4.9 million, from $4.1 million in the prior year period.

•	From October 1, 2004 through January 3, 2005, the Company opened 23 newly constructed company-owned stores, closed or sold 10 company-owned stores, and acquired 43 stores, for a total of 1,111 company-owned stores as of January 3, 2005.

•	During the second quarter, ACE opened 17 franchised stores and secured commitments to open another 8 franchised stores, bringing its total commitments to 122 stores.

•	ACE was ranked #1 in the industry and #74 overall in the January 2005 issue of Entrepreneur Magazine’s Franchise 500 ®.

Results for the Six Months Ended December 31, 2004

     For the first six months of fiscal 2005, ACE’s total revenue increased 10 percent, to $126.8 million, from $114.9 million in the first six months of fiscal 2004. Net income increased 62 percent, to $10.9 million compared with $6.7 million in the prior year period, resulting in diluted earnings per share growth of 24 percent, to $0.78 per diluted share from $0.63 cents per diluted share. Comparable store sales increased by 6.1 percent during the first six months of fiscal 2005 compared to the first six months of fiscal 2004 as a result of continued strength in loan fees and bill payment services. ACE also improved its gross margin to 33.4 percent from 31.9 percent in the prior year period.

     From July 1, 2004 through January 3, 2005, ACE opened 38 newly constructed company-owned stores, acquired 66 stores and opened 26 franchised locations. ACE also closed or sold 19 company-owned locations in the normal course of business.

     “We are continuing to execute our growth plans as demonstrated by our store expansion strategy and new product and technology initiatives,” concluded Mr. Shipowitz. “We will continue to look for and introduce new products and services that our customers desire.”

Business Outlook for the Remainder of Fiscal 2005

     The statements preceded by bullet points below are the Company’s outlook or forecast for the Company’s business for the third quarter ending March 31, 2005 and the fiscal year ending June 30, 2005. These statements are made only as of January 20, 2005 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.

•	The Company expects total revenue for fiscal 2005 to range between $265 million and $270 million.

•	The Company expects its fiscal 2005 fully diluted earnings per share to range between $1.94 and $2.00.

•	Based on the Company’s annual forecast, historical operating trends and historical second quarter performance, the Company expects diluted earnings per share to range between $0.68 to $0.74 for its third fiscal quarter ending March 31, 2005.

     This outlook is based upon various assumptions, which include, but are not limited to, the following: (1) the opening of 60 newly-constructed ACE Cash Express company-owned stores and the opening of 20-25 newly-constructed ACE Cash Advance stores in fiscal 2005, the closure of approximately 20 to 30 stores during the normal course of business in fiscal 2005, but no other increase or decrease in the number of the Company’s owned stores (whether by acquisition or otherwise) and the opening of 50 franchised stores; (2) no material change in the products or services offered at the

Company’s locations as of December 31, 2004 or in the terms or procedures for offering such products and services; and (3) no material adverse results from any litigation or regulatory proceedings against the Company, either currently existing or that may arise in the future.

About ACE

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of January 4, 2005, ACE had a network of 1,327 stores in 37 states and the District of Columbia, consisting of 1,111 company-owned stores and 216 franchised stores. ACE focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at www.acecashexpress.com.

Forward-Looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates and with its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

     ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues	$64,747	$59,186	$126,773	$114,887

Store expenses:
Salaries and benefits	15,767	14,885	30,554	29,140
Occupancy	8,378	7,339	16,560	14,588
Provision for loan losses and doubtful accounts	6,994	6,911	14,462	13,262
Depreciation	1,771	1,737	3,458	3,474
Other	9,565	8,946	19,373	17,723

Total store expenses	42,475	39,818	84,407	78,187

Gross margin	22,272	19,368	42,366	36,700

Region expenses	5,806	4,837	11,025	9,314
Headquarters expenses	5,065	4,823	9,746	9,136
Franchise expenses	321	321	588	584
Other depreciation and amortization	679	1,022	1,385	2,039
Interest expense, net	794	2,233	1,387	4,468
Other (income) expense, net	(106)	(64)	66	(48)

Income before income taxes	9,713	6,196	18,169	11,207
Provision for income taxes	3,885	2,478	7,268	4,482

Net income	$5,828	$3,718	$10,901	$6,725

Earnings per share:
Basic	$0.43	$0.36	$0.81	$0.65
Diluted	$0.42	$0.34	$0.78	$0.63

Weighted average number of common shares outstanding:
Basic	13,465	10,428	13,414	10,364
Diluted	13,973	10,880	13,910	10,735

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2004	2004
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$135,027	$123,041
Accounts receivable, net	5,075	5,555
Loans receivable, net	21,524	17,047
Prepaid expenses, inventories and other current assets	11,760	10,658

Total Current Assets	173,386	156,301

Noncurrent Assets
Property and equipment, net	32,631	30,721
Covenants not to compete, net	1,254	1,067
Goodwill, net	87,870	81,719
Other assets	6,033	3,839

Total Assets	$301,174	$273,647

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities Revolving advances	$70,307	$60,000
Accounts payable, accrued liabilities and other current liabilities	34,543	32,711
Money orders payable	7,133	4,495

Total Current Liabilities	111,983	97,206

Noncurrent Liabilities
Deferred income tax	4,982	5,684
Deferred revenue	3,675	3,969
Other liabilities	180	358

Total Liabilities	120,820	107,217

Commitments and Contingencies	—	—

Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,733,427 and 13,518,737 shares issued and 13,522,027 and 13,307,337 shares outstanding, respectively	135	133
Additional paid-in capital	100,401	95,941
Retained earnings	86,197	75,296
Accumulated comprehensive loss	(140)	(170)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(3,532)	(2,063)

Total Shareholders’ Equity	180,354	166,430

Total Liabilities and Shareholders’ Equity	$301,174	$273,647

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2004	2003	2004	2003	2004	2003	2002
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,055	968	1,026	968	968	1,003	988
Acquired	17	8	40	8	34	2	8
Opened	23	10	38	10	53	14	39
Sold	(3)	(4)	(3)	(4)	(5)	(23)	—
Closed	(7)	(8)	(16)	(8)	(24)	(28)	(32)

End of period	1,085	974	1,085	974	1,026	968	1,003
Franchised stores in operation:
Beginning of period	202	200	204	200	200	184	175
Opened	17	21	26	21	32	26	22
Acquired by ACE	(3)	(8)	(14)	(8)	(13)	(2)	(8)
Closed/Sold	—	(3)	—	(3)	(15)	(8)	(5)

End of period	216	210	216	210	204	200	184

Total store network	1,301	1,184	1,301	1,184	1,230	1,168	1,187

Percentage increase (decrease) in comparable store revenues from prior period: (1)
Total revenue	4.8%	2.5%	6.1%	1.1%	5.0%	1.9%	17.2%
Check fees excluding tax check fees	(2.7%)	8.3%	(1.4%)	7.6%	5.2%	8.0%	6.0%
Loan fees and interest	14.0%	(4.6%)	17.2%	(7.6%)	7.8%	(4.4%)	36.1%

Purchases of property and equipment, net (in thousands)	$4,016	$1,235	$7,052	$2,029	$7,950	$4,771	$7,127
Intangible assets related to acquired stores (in thousands)	$3,042	$262	$6,552	$322	$6,403	$673	$1,177

Check Cashing Data:
Face amount of checks cashed (in millions)	$1,201	$1,188	$2,348	$2,343	$5,103	$5,040	$4,843
Face amount of average check	$358	$357	$358	$355	$388	$383	$378
Average fee per check	$8.72	$8.65	$8.75	$8.56	$9.91	$9.65	$9.36
Fees as a percentage of average check	2.44%	2.43%	2.44%	2.41%	2.55%	2.52%	2.48%
Number of checks cashed (in thousands)	3,353	3,329	6,557	6,595	13,151	13,148	12,821

Check Collections Data:
Face amount of returned checks (in thousands)	$6,897	$5,202	$12,849	$10,555	$21,705	$24,087	$23,637
Collections (in thousands)	5,291	3,356	9,332	6,712	13,947	16,935	16,090

Net write-offs (in thousands)	$1,606	$1,846	$3,517	$3,843	$7,758	$7,152	$7,547

Collections as a percentage of returned checks	76.7%	64.5%	72.6%	63.6%	64.3%	70.3%	68.1%
Net write-offs as a percentage of revenues	2.5%	3.1%	2.8%	3.3%	3.1%	3.1%	3.3%
Net write-offs as a percentage of the face amount of checks cashed	0.13%	0.16%	0.15%	0.16%	0.15%	0.14%	0.16%

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2004	2003	2004	2003	2004	2003	2002
Combined Short-Term Consumer Loans Operating Data:
Volume – new loans and refinances	$172,309	$140,696	$331,982	$267,607	$527,723	$484,026	$502,013
Average advance	$292	$279	$288	$277	$278	$274	$269
Average finance charge	$46.08	$43.87	$45.47	$43.71	$43.71	$44.55	$45.61
Number of loan transactions – new loans and refinances	579	508	1,133	972	1,909	1,798	1,866
Matured loan volume	$163,457	$135,000	$318,022	$259,203	$516,741	$488,940	$489,887
Loan fees and interest	$24,513	$20,389	$47,736	$38,844	$77,029	$70,806	$74,197
Loan loss provision	$6,979	$6,880	$14,403	$13,366	$24,280	$22,293	$21,924
Gross margin on loans	71.5%	66.3%	69.8%	65.6%	68.5%	68.5%	70.5%
Loan loss provision as a percent of matured loan volume	4.3%	5.1%	4.5%	5.2%	4.7%	4.6%	4.5%

Loans Processed for Republic Bank: (2)
Volume — new loans and refinances	$50,954	$44,088	$99,408	$84,587	$159,692	$63,897	$—
Average advance	$321	$295	$318	$295	$296	$302	$—
Average finance charge	$56.71	$52.00	$56.05	$51.98	$52.11	$53.35	$—
Number of loan transactions – new loans and refinances	159	150	313	287	541	211	—
Matured loan volume	$49,206	$42,451	$96,505	$82,411	$157,018	$56,040	$—
Loan fees and interest	$7,594	$6,638	$14,857	$12,797	$24,036	$9,037	$-
Provision for loan losses payable to Republic Bank	$2,223	$2,329	$4,560	$4,274	$7,390	$2,932	$—

ACE Loans Operating Data: (3)
Volume – new loans and refinances	$121,355	$96,608	$232,574	$183,020	$368,031	$420,129	$502,013
Average advance	$278	$270	$274	$268	$269	$268	$269
Average finance charge	$41.22	$39.51	$40.57	$39.26	$39.40	$42.71	$45.61
Number of loan transactions – new loans and refinances	420	358	821	685	1,368	1,587	1,866
Matured loan volume	$114,251	$92,549	$221,517	$176,792	$359,723	$432,900	$489,887
Loan fees and interest	$16,919	$13,751	$32,879	$26,047	$52,993	$61,769	$74,197
Loan loss provision	$4,756	$4,551	$9,843	$9,092	$16,890	$19,361	$21,924

ACE Loans Balance Sheet Data:
Gross loans receivable	$34,485	$27,828	$34,485	$27,828	$27,663	$21,734	$29,569
Less: Allowance for losses	12,961	11,107	12,961	11,107	10,616	8,734	12,213

Loans receivable, net of allowance	$21,524	$16,721	$21,524	$16,721	$17,047	$13,000	$17,356

Allowance for losses on loans receivable:
Beginning of period	$12,021	$9,887	$10,616	$8,734	$8,734	$12,213	$13,382
Provision for loan losses	4,756	4,551	9,843	9,092	16,890	19,361	21,924
Charge-offs	(4,793)	(3,389)	(8,626)	(6,849)	(15,295)	(23,729)	(24,519)
Recoveries	977	58	1,128	130	287	889	1,426

End of period	$12,961	$11,107	$12,961	$11,107	$10,616	$8,734	$12,213

Allowance as a percent of gross loans receivable	37.6%	39.9%	37.6%	39.9%	38.3%	40.2%	41.3%

(1)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003.

(3)	Operating data for ACE loans include short-term consumer loans made by Goleta National Bank at our company-owned stores until we discontinued offering Goleta loans on December 31, 2002.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2004	2003	2004	2003	2004	2003	2002
Revenues (in thousands):
Check cashing fees	$29,243	$28,802	$57,360	$56,463	$129,194	$125,703	$118,907
Loan fees and interest	24,514	20,389	47,737	38,844	77,029	70,806	74,197
Bill payment services	4,925	4,126	9,634	7,965	16,960	13,507	10,156
Money transfer services	2,883	2,749	5,708	5,505	11,136	10,898	10,998
Money order fees	1,695	1,578	3,426	3,171	6,330	6,960	7,554
Franchise revenues	855	774	1,602	1,371	2,774	2,346	2,199
Other fees	632	768	1,306	1,568	3,236	4,069	5,255

Total revenue	$64,747	$59,186	$126,773	$114,887	$246,659	$234,289	$229,266

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2004	2003	2004	2003	2004	2003	2002
Percentage of Revenues:
Check cashing fees	45.2%	48.7%	45.2%	49.1%	52.4%	53.7%	51.9%
Loan fees and interest	37.9	34.4	37.7	33.8	31.2	30.2	32.4
Bill payment services	7.6	7.0	7.6	6.9	6.9	5.8	4.4
Money transfer services	4.4	4.6	4.5	4.8	4.5	4.6	4.8
Money order fees	2.6	2.7	2.7	2.8	2.6	3.0	3.3
Franchise revenues	1.3	1.3	1.3	1.2	1.1	1.0	0.9
Other fees	1.0	1.3	1.0	1.4	1.3	1.7	2.3

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
JANUARY 20, 2005
5 p.m. EDT

     An investor conference call will be held today, January 20, 2005 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2005 second quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 3222856. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer will present the second quarter review.

     For your convenience, the conference call will be replayed in its entirety beginning at approximately 7 p.m. EDT on January 20, 2005. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 3222856.

     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.